Exhibit 10.10

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[GRAPHIC APPEARS HERE]	413 March Road Ottawa, ON Canada K2K 0E4 Phone: [***] Fax: [***]

COBALT-60 SOURCE SUPPLY

AND REMOVAL AGREEMENT

BTL/VIEWRAY 2013

THIS Agreement is entered into as of the 19 day of December, is between:

Best Theratronics Ltd.

413 March Road

Ottawa, ON

Canada, K2K 0E4

(“Best Theratronics)

and

ViewRay Incorporated

2 Thermo Fisher Way

Oakwood, OH

USA 44146

(“ViewRay”)

WHEREAS, Best Theratronics is engaged in the manufacture and removal of cobalt-60 sources; and

WHEREAS, ViewRay desires to engage Best Theratronics to (i) manufacture medical cobalt-60 sources for use in ViewRay’s Image Guided Radiation Therapy System, a medical device manufactured and distributed by ViewRay; and (ii) provide medical cobalt-60 sources removal services for Best Theratronics supplied medical cobalt-60 sources.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, contract and agree as follows:

1.	Definitions:

As used in this Agreement, the following terms shall have the following meaning:

1.1	“Affiliate(s)” means a body corporate, which now or hereafter, is affiliated with another body corporate. One body corporate is affiliated with another body corporate if one of them is the subsidiary of the other or both are subsidiaries of the same body corporate or each of them is controlled by the same entity; and if two bodies corporate are affiliated with the same body corporate at the same time, they are deemed to be affiliated with each other.

Subsidiary: a body corporate shall be a subsidiary of another body corporate if it is controlled by that other body corporate.

Control: a body corporate is controlled by a person or other body corporate if securities of the body corporate to which are attached more than fifty (50%) percent of the votes that may be cast to elect directors of the body corporate, are held other than by way of security only, by or for the benefit of that person or body corporate and the votes attached are sufficient to elect a majority of the directors of the body corporate.

1.2	“Agreement” shall mean this Cobalt-60 Source Supply and Removal Agreement.

1.3

“Confidential Information” means all information disclosed by a Party whether disclosed orally, in writing or other tangible media or tangible form, whether patented, unpatented, patentable or unpatentable or disclosed in patent applications relating to technical or non-technical data, designs, drawings, know-how, formulas, policies, plan reports, trade secrets, skills, processes, methods,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

product development activities, material samples, business plans, forecasts, marketing plans, customer lists, business strategies and other documentation or information of a technical or financial nature. For purposes hereof, Confidential Information does not include information which: (i) was known to recipient prior to the date hereof or which is information generally available to the public; (ii) hereafter, through no act on the part of the recipient, becomes information generally available to the public; (iii) is, at the time of the disclosure, in the possession of recipient and was not previously acquired directly or indirectly from the other Party, or any Affiliate of them on a confidential basis; (iv) the recipient can show was received by it after the time of disclosure hereunder from a third party who did not acquire it directly or indirectly from the other Party or any Affiliate thereof, and who did not acquire it under an obligation of confidence to the other Party or any Affiliate, provided that the recipient abides by any restriction on disclosure or use imposed by such third party; (v) is approved for release by written consent of a disclosure; or (vi) is disclosed pursuant to the requirement or request of a governmental agency or by operation of law, provided that the affected Party is reasonably notified in advance of such requirement or request.

1.4	“Source Removal Services” shall mean the services to be rendered by Best Theratronics hereunder for the removal of Medical Cobalt-60 Sources after their useful life.

1.5	“Image Guided Radiation Therapy (IGRT) System” shall mean ViewRay’s medical device for use in radiation therapy.

1.6	“Party” or “Parties” means ViewRay, Best Theratronics, or ViewRay and Best Theratronics.

1.7	“Medical Cobalt-60 Sources” shall mean the C-146 medical cobalt-60 sources manufactured, produced, and supplied by Best Theratronics meeting the Specifications in Exhibit 2.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.8	“DDP” and “DAP” shall have the meaning ascribed in the International Chamber of Commerce Incoterms 2010, publication 715ES.

1.9	“Term” shall have the meaning ascribed in section 6.1.

1.10	“Ex-works” shall have the meaning ascribed in the International Chamber of Commerce Incoterms 2010, publication 715ES.

1.11	“CIP” shall have the meaning ascribed in the International Chamber of Commerce Incoterms 2010, publication 715ES.

1.12	“CPT” shall have the meaning ascribed in the International Chamber of Commerce Incoterms 2010, publication 715ES.

1.13	“Specification(s)” shall mean the Medical Cobalt-60 Source specifications set out in Exhibit 2.

Exhibits

Exhibit 1: Medical Cobalt-60 Sources Price

Exhibit 2: Medical Cobalt-60 Sources Specifications

Exhibit 3: ViewRay Form of Purchase Order

Exhibit 4: Price/Credit for Medical Cobalt-60 Source Removal

2.	Confidentiality

2.1	License Grant. During the term of this Agreement, Best Theratronics hereby grants to ViewRay a royalty free, non-exclusive, nontransferable license to use Best Theratronics’ Confidential Information solely for the purpose of enabling ViewRay to design and manufacture an Image Guided Radiation Therapy (IGRT) System which is compatible with the Medical Cobalt-60 Sources.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2	Confidentiality. With respect to Confidential Information disclosed by either Party, either directly or indirectly:

(a)	all right, title, and interest in and to the Confidential Information shall be retained by the Party supplying the Confidential Information;

(b)	the Confidential Information will be held in strict confidence by the recipient and will not be divulged, disclosed, nor used by recipient in any manner except in accordance with the terms herein; and

(c)	recipient agrees that any Confidential Information received shall only be disclosed to its employees or officers on a “need-to-know” basis and that each such person who has access to any Confidential Information will be advised to keep the same secret and use the same only in the course of carrying out the work contemplated by this Agreement.

2.3	Use. The recipient, except as otherwise set out and for the purpose of performing its obligations hereunder, shall not, either directly or indirectly, make any use, commercial or otherwise, nor permit any other persons to make any such use of any part of the Confidential Information supplied by the other Party hereto without first having obtained the other Party’s written consent thereto. The Parties acknowledge that any disclosure or use of the Confidential Information in breach of this Agreement shall cause irreparable harm for which damages are not an adequate remedy and shall entitle such Party to seek an injunction or other equitable remedy.

2.4	Rights. Except as otherwise set out the disclosure of Confidential Information to the other Party shall not be construed as granting such Party any right or license in any country under any license, patent, patent application, or other intellectual property right.

2.5	Return. Upon termination of this Agreement, or upon earlier written request by the other Party, recipient will return to the other Party any and all materials in recorded form provided to it containing Confidential Information together with any copies recipient may have made.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.	Manufacture of Medical Cobalt-60 Sources

3.1	Manufacture. Best Theratronics shall manufacture and produce the Medical Cobalt-60 Sources for ViewRay in accordance with the terms set forth herein and shall ensure that all Medical Cobalt-60 Sources conforms to the Specifications. ViewRay will be supplied a Sealed Source Test Certificate for Medical Cobalt-60 Sources purchased. In the event that Best Theratronics should fail to comply with such standards and Specifications, Best Theratronics shall bear all direct and reasonable costs and expenses of remedial action so as to meet such standards and Specifications.

3.2	Compliance. Best Theratronics warrants and certifies that it shall manufacture and supply Medical Cobalt-60 Sources in compliance with all applicable laws, ordinances, rules, and regulations.

3.3	Forecasts. For each calendar year during the Term of this Agreement in which ViewRay will require Medical Cobalt-60 Sources, ViewRay shall submit to Best Theratronics at least thirty-six (36) months prior to the subject calendar year, a forecast with respect to Medical Cobalt-60 Sources that may be manufactured, supplied, and delivered hereunder during such calendar year.

4.	Purchase of Medical Cobalt-60 Sources

4.1	Price and Purchase Quantity.

(a)	Best Theratronics agrees to sell Medical Cobalt-60 Sources to ViewRay and ViewRay agrees to purchase Medical Cobalt-60 Sources at the list price set forth in Exhibit 1 (and subject to the terms and conditions set out in this Agreement).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	During the Term of this Agreement, ViewRay agrees to purchase from Best Theratronics a minimum of [***] percent ([***]%) of its requirements for Medical Cobalt-60 Sources in each calendar year (the “Minimum Requirement”), to the extent that Best Theratronics has the capacity to produce such Medical Cobalt-60 Sources. If at any time Best Theratronics does not have the capacity to provide the Minimum Requirement of Medical Cobalt-60 Sources, ViewRay may purchase the Medical Cobalt-60 Sources, which Best Theratronics does not have the capacity to provide, from other suppliers without penalty hereunder. ViewRay shall provide to Best Theratronics, within thirty (30) days of the completion of each calendar year during the Term of this Agreement a certificate issued by its Chief Financial Officer attesting to the fulfillment by ViewRay of the minimum purchase commitment of ViewRay pursuant to this section 4.1 (b).

(c)	Best Theratronics agrees to maintain, on a best effort basis, a Medical Cobalt-60 Sources manufacturing capacity to produce a minimum contingent of Medical Cobalt-60 Sources ( ) per calendar year, as follows:

2014 [***]

2015 [***]

2016 [***]

For each calendar year during the Term of this Agreement in which Best Theratronics will produce Medical Cobalt-60 Sources, Best Theratronics shall submit to ViewRay at least twelve (12) months prior to the subject calendar year, a forecast with respect to any increased capacity above the minimum stated herein, during such calendar year.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	ViewRay shall place orders for the Medical Cobalt-60 Sources with Best Theratronics from time to time pursuant to ViewRay’s purchase order, the form of which is set out in Exhibit 3. The standard terms and conditions appearing on the reverse of such purchase order and/or those terms and conditions different from the terms and conditions appearing in this Agreement, shall not apply. Best Theratronics, following its acceptance of such orders, shall fill and deliver all such orders in accordance with the terms hereof and shall invoice ViewRay for all orders. Best Theratronics will provide ViewRay a written order acknowledgement within thirty (30) days after receipt of ViewRay’s order.

4.2	Payment terms. Best Theratronics shall submit invoices to ViewRay for Medical Cobalt-60 Sources delivered to ViewRay hereunder. Best Theratronics’ invoices shall show the name of the ViewRay customer (if known) and ViewRay’s purchase order number. If any sales, use, duty, excise, or other similar tax or charge for which ViewRay has not furnished or agreed to furnish an exemption certificate is applicable to a particular invoice, it shall be stated separately on the invoice and shall be to ViewRay’s account. ViewRay retains the right to receive copies of invoices of all sales, use, duty, excise, or other similar tax or charge charged to its account. Best Theratronics shall be entitled to invoice ViewRay after delivery of the Medical Cobalt-60 Sources North America DAP to ViewRay’s site, its customer’s site or airport/port of destination, as the case may be or for the rest of the world CIP or CPT to airport/port of destination, as the case may be. Except as otherwise set out, ViewRay shall pay all invoices for Medical Cobalt-60 Sources and services in this Agreement [***]% with the placement of the order, [***]% a minimum of 15 days prior to the start of the month in which the sources will be manufactured, and [***]% 30 days from the date of shipment. ViewRay agrees that late payments under this Agreement shall accrue annual interest (payable monthly) at the prime lending rate, plus 3%, as published by the Canadian Imperial Bank of Commerce in Ottawa, Ontario.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.3	Shipping and Delivery. Unless otherwise agreed by the Parties hereto: (i) Best Theratronics agrees to deliver the Medical Cobalt-60 Sources to ViewRay’s site or its customer site in North America DAP to site, (ii) Best Theratronics agrees to deliver the Medical Cobalt-60 Sources to ViewRay’s site or its customer site outside of North America CIP or CPT ports of destination. Title in and risk of loss and damage to the Medical Cobalt-60 Sources for deliveries in North America shall pass to ViewRay DAP ViewRay’s site or its customer site. For deliveries outside North America title in and risk of loss and damage to the Medical Cobalt-60 Sources shall pass to ViewRay CIP or CPT ports of destination. The delivery date will be on or about the delivery date agreed, which agreed date shall not be less than ninety (90) days after the date of receipt and acceptance of ViewRay’s purchase order by Best Theratronics for North American destinations and one hundred and twenty (120) days for destinations outside North America. Best Theratronics will take all commercially reasonable efforts to ensure Medical Cobalt-60 Sources are delivered on the date requested by ViewRay. All shipping expenses that have been prepaid by Best Theratronics shall be invoiced, at cost, to ViewRay. ViewRay retains the right to receive copies of invoices of all shipping costs charged to its account. All rigging costs and arrangements for unloading, moving and handling the shipping container(s) at ViewRay’s site, its customer’s site or ports of destination shall be borne by and be the responsibility of ViewRay.

4.4	Highway Transport Notification. Best Theratronics will provide the necessary notifications for the transport of “Highway Route Controlled Quantities” of Medical Cobalt-60 Sources to USDOT as per 49CFR and to other US Authorities as per USNRC “Recommendations for Shipment of Radioactive Material Exceeding Highway Route Controlled Quantity”.

4.5	Shipping Containers and Tool Kits Return. In connection with the delivery of the Medical Cobalt-60 Sources, the Parties acknowledge and agree that Best Theratronics will load the Medical Cobalt-60 Sources into a certified Best Theratronics container or certified ViewRay container if provided by ViewRay. Rental of Best Theratronics’ type F-147 shipping container(s) with a maximum licensed capacity of 15,000 Curies each is included in the price. The Best Theratronics shipping container(s) are and shall at all times remain the property of Best Theratronics.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Return shipping of empty or loaded shipping containers shall be arranged by Best Theratronics for and on behalf of ViewRay and charges therefore, will be prepaid by Best Theratronics. All shipping costs, insurance, duties, customs charges, sales, use, excise or other similar charges incurred by Best Theratronics, shall be to ViewRay’s account. ViewRay retains the right to receive copies of invoices of all shipping costs charged to its account.

Retention of the shipping containers by ViewRay or its customer beyond thirty (30) days after receipt of the containers at ViewRay’s or its customer’s site is subject to a charge of $[***] CAD per container per day, invoiced to and payable by ViewRay.

4.6	Licensing. ViewRay shall ensure that its customers send to Best Theratronics (Attention: Customer Service) a copy of their current radioactive materials license (and import license, if applicable), complete with amendments or similar documentation from the relevant competent authority, stipulating that the Medical Cobalt-60 Sources and associated radioactivity is permitted on-site. Such license must be provided in a timely manner to ensure adequate time for Best Theratronics to apply for a radioactive material export license, and any other licenses or permits as may be required. It is ViewRay’s responsibility to obtain the required specific license to import or export, from the country of end-use, Medical Cobalt-60 Sources as required. An export license must be provided prior to shipment to Canada of disused Medial Cobalt-60 Sources. Best Theratronics is responsible for obtaining the license to export the Medical Cobalt-60 Sources from Canada. ViewRay acknowledges that Best Theratronics cannot release the Medical Cobalt-60 Sources for shipment until all required regulatory licenses have been obtained by Best Theratronics.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.7	Inspection. The Medical Cobalt-60 Sources shall be inspected by ViewRay or its designate upon their arrival at ViewRay’s customer site (but in no case more than thirty (30) days after the date of receipt of the Medical Cobalt 60 Sources at ViewRay’s or it’s customer’s site) and shall give written notice to Best Theratronics of any claim that the Medical Cobalt-60 Sources do not conform to the Specifications or the accepted purchase order.

4.8	Warranty. Best Theratronics warrants, as per Best Theratronics Standard Terms and Conditions of sale, for a period of one (1) year from the date of delivery that the Medical Cobalt-60 Sources supplied by Best Theratronics will be free from defects in manufacture, material and workmanship. During the warranty period, Best Theratronics shall repair or replace, at its option, any defective Medical Cobalt-60 Sources. ViewRay shall, at Best Theratronics’ request, return (at Best Theratronics’ expense) such defective Medical Cobalt-60 Sources to Best Theratronics’ facility in Ottawa, Ontario for repair or replacement. Best Theratronics shall reimburse ViewRay for all reasonable costs incurred by ViewRay in connection with the delivery, handling, storage, and return of such Medical Cobalt-60 Sources. Such warranty shall not apply in the event the Medical Cobalt-60 Sources are subject to accident, abuse, misuse, alteration or neglect.

4.9	Disclaimer. ViewRay acknowledges that Best Theratronics is manufacturing and supplying Medical Cobalt-60 Sources to meet Specification and all relevant government and regulatory requirements. Except as expressly set out in this Agreement, Best Theratronics hereby disclaims all other warranties or conditions express or implied, statutory or otherwise, including but not limited to, any implied warranties or conditions of merchantability or fitness for a particular purpose.

5.	Source Removal Services: Terms and Conditions

5.1	Source Removal. Any Medical Cobalt 60 Sources supplied by Best Theratronics during the Term of this Agreement, must be returned to Best Theratronics, subject to and in accordance with the terms of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2	Purchase Orders. ViewRay may place orders for Source Removal Services with Best Theratronics from time to time pursuant to ViewRay’s standard purchase order (Exhibit 3). The standard terms and conditions appearing on the reverse of such purchase order and/or those terms and conditions different from the terms and conditions appearing in this Agreement, shall not apply. Best Theratronics, shall fulfill such services in accordance with the terms hereof.

5.3	Returns/Return Credit. For Medical Cobalt 60 Sources received by Best Theratronics during the Term of this Agreement, Best Theratronics shall, as applicable, charge ViewRay the price or provide the credit, as set out in Exhibit 4. For the purpose of calculation of the credit, the number of curies of Medical Cobalt 60 received by Best Theratronics shall be determined as of the date of arrival at Best Theratronics’ facility in Ottawa, Ontario, Canada, or other designated site. During the Term of this Agreement and thereafter Best Theratronics will accept return of Medical Cobalt 60 Sources supplied by Best Theratronics to ViewRay during the term of this Agreement in accordance with Exhibit 4. If requested, Best Theratronics’ technical personnel labor fees for Source Removal Services (as applicable at the time of rendering such services), other on site services, travel and accommodation expenses, shall be to ViewRay’s account.

5.4	Invoices/Credit Note. Best Theratronics shall submit invoices (or a credit note as the case may be) to ViewRay for Source Removal Services provided to ViewRay hereunder upon receipt of the returned source(s) by Best Theratronics at its facility in Ottawa, Ontario, or other designated site in Canada. Best Theratronics’ invoices shall show the name of the ViewRay customer from whom the Medical Cobalt-60 Sources were shipped, the location from which such Medical Cobalt-60 Sources were shipped and ViewRay’s purchase order number, provided such information is made available to Best Theratronics by ViewRay. ViewRay shall pay all invoices within thirty (30) days of the date of invoice.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.5	Delivery. Unless otherwise agreed by the Parties hereto: (i) transfer of title in and risk of loss and damage to Medical Cobalt-60 Sources for removal from North American sites shall be Ex Works ViewRay’s site or its customer site, when the returned shipment is prepared by Best Theratronics, (ii) for removal of Medical Cobalt-60 Sources from ViewRay’s site or its customer site outside of North America transfer of title in and risk of loss and damage to Medical Cobalt-60 Sources shall pass to Best Theratronics upon arrival at the Canadian port of entry. All rigging costs and arrangements for loading, moving and handling shipping container(s) at ViewRay’s site, its customer’s site, or ports of entry in connection with Source Removal Services, shall be borne by and be the responsibility of ViewRay.

5.6	Warranty. Best Theratronics warrants and certifies that any Source Removal Services provided hereunder shall be carried out in compliance with all applicable laws, ordinances, rules and regulations.

6.	Term and Termination

6.1	Term. The term of this Agreement shall commence on Oct 01, 2013 and shall continue until December 31, 2016 (the “Term”). The agreement may be extended for subsequent one year terms upon mutual agreement of the Parties 36 months prior to the end of the current Term.

6.2	Termination by ViewRay. ViewRay may, at its option in addition to any remedy it may have, terminate this Agreement effective immediately if any of the following events shall occur:

(a)	Best Theratronics fails to cure a material breach under this Agreement within thirty (30) days after ViewRay has given Best Theratronics written notice of such breach;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	Best Theratronics files a petition in bankruptcy, is adjudicated a bankrupt, or files a petition or otherwise seeks relief under or pursuant to any bankruptcy, insolvency, or reorganization statute or proceeding or if a petition in bankruptcy is filed against Best Theratronics which is not dismissed within forty-five (45) days, or proceedings are taken to liquidate Best Theratronics’ assets.

6.3	Termination by Best Theratronics. Best Theratronics may, at its option in addition to any remedy it may have, terminate this Agreement effective immediately if any of the following events shall occur:

(a)	ViewRay fails to pay, when due, without cause, any invoice for Medical Cobalt-60 Sources or Source Removal Services from Best Theratronics, and such delinquency continues for a period of thirty (30) days following ViewRay’s receipt of written notice of such delinquency;

(b)	ViewRay fails to cure a material breach under this Agreement within thirty (30) days after Best Theratronics has given ViewRay written notice of such breach;

(c)	ViewRay files a petition in bankruptcy, is adjudicated a bankrupt, or files a petition or otherwise seeks relief under or pursuant to any bankruptcy, insolvency, or reorganization statute or proceeding or if a petition in bankruptcy is filed against ViewRay which is not dismissed within forty-five (45) days, or proceedings are taken to liquidate ViewRay’s assets.

6.4	Termination by either Party. Either Party, at its option, may at any time terminate this agreement by providing the other Party two (2) years prior written notice.

7.	Price Increases During the Term of this Agreement

Price per curie is set forth in Exhibit 1 and covers pricing for 2014 and 2015. The Parties shall agree to prices for deliveries in calendar year 2016, and subsequent years, 12 months in advance of the start of the new calendar year. If such agreement cannot be reached, the Agreement shall terminate at the end of the period for which prices have been agreed.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Upon mutual agreement, the Parties may agree to an extended period for agreement of the annual price increase.

8.	Indemnification

8.1	Best Theratronics Indemnification Obligation. Best Theratronics agrees to indemnify, defend and hold ViewRay and its Affiliates and their respective directors, officers, employees and agents, harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney’s fees) resulting from any third party claims or suits (“General Claims Against ViewRay”) arising out of (a) Best Theratronics’ manufacture, handling, storage, labeling, packaging, preparation or transport for shipment of Medical Cobalt-60 Sources; (b) Best Theratronics’ negligent acts or omissions or willful misconduct; (c) Best Theratronics’ Source Removal Services, or (d) any failure of the Medical Cobalt-60 Sources to meet the Specifications or applicable laws, ordinances, rules and regulations. Notwithstanding the foregoing, Best Theratronics will not be required to indemnify, defend and hold ViewRay and its Affiliates and their respective directors, officers, employees and agents harmless from and against any General Claims Against ViewRay to the extent that such claims arise out of (i) ViewRay’s negligent acts or omissions or willful misconduct; or (ii) ViewRay’s or third party’s improper use, handling or transport of Medical Cobalt-60 Sources. Notwithstanding anything in this section 8.1, “General Claims Against ViewRay” shall not include “IP Claims Against ViewRay” as described in section 8.4.

8.2	ViewRay Indemnification Obligation. ViewRay agrees to indemnify, defend and hold Best Theratronics and its Affiliates and their respective directors, officers, employees and agents, harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney’s fees) resulting from any third party claims or suits (“General Claims Against Best

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Theratronics”) arising out of (a) ViewRay’s or its customer’s improper use handling or transport of Medical Cobalt-60 Sources, (b) ViewRay’s activities with respect to the Source Removal Services provided by Best Theratronics (c) ViewRay’s or its customers use of the Image Guided Radiation Therapy (IGRT) System or (d) ViewRay’s negligent acts or omissions or willful misconduct. Notwithstanding the foregoing, ViewRay will not be required to indemnify, defend and hold Best Theratronics and its Affiliates and their respective directors, officers, employees and agents harmless from and against any General Claims Against Best Theratronics to the extent that such claims arise out of (i) Best Theratronics’ negligent acts or omissions or willful misconduct; (ii) any failure of Best Theratronics to manufacture, handle, store, label, package, prepare for shipment or transport of Medical Cobalt-60 Sources in accordance with this Agreement, or (iii) any failure of Best Theratronics to manufacture Medical Cobalt-60 Sources in accordance with the Specifications or applicable laws, ordinances, rules and regulations. Notwithstanding anything in this section 8.2, “General Claims Against Best Theratronics” shall not include “IP Claims Against Best Theratronics” as described in section 8.3.

8.3	Intellectual Property Claims Against Best Theratronics. ViewRay agrees to indemnify, defend and hold Best Theratronics and its Affiliates and their respective directors, officers, employees and agents, harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees) resulting from any third party claims or suits arising out of any proceeding instituted by or on behalf of a third party based upon a claim that the Image Guided Radiation Therapy (IGRT) System (alone or in combination with the Medical Cobalt 60 Sources) or associated technology, manufactured, sold or used, infringes a patent or any other intellectual property right of a third party (“IP Claims Against Best Theratronics”).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.4	Intellectual Property Claims Against ViewRay. Best Theratronics agrees to indemnify, defend and hold harmless ViewRay and its Affiliates, and their respective directors, officers, employees and agents from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney’s fees) resulting from any third party claims or suits arising out of any proceeding instituted by or on behalf of a third party based upon a claim that the Medical Cobalt-60 Sources or the method of manufacture of Medical Cobalt-60 Sources to the extent developed or contributed by Best Theratronics, infringes a patent or other intellectual property right of a third party (“IP Claims Against ViewRay”).

8.5	Indemnification Procedures. A party (the “Indemnitee”) intending to claim indemnification under this Agreement shall promptly notify the other party (the “Indemnitor”) in writing of any action, claim or other matter in respect of which the Indemnitee or any of its directors, officers, employees or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is materially prejudiced by such failure. The Indemnitor shall be entitled to control the defense of and/or settle any such action, claim or other matter. The Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor, provided, however, any settlement of such claims shall require the Indemnitee’s prior written consent unless such settlement includes a full release of the Indemnitee, in which case no consent shall be required. The Indemnitee and its directors, officers, employees and agents shall co-operate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or other matter covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

8.6	Limitations on Liability. Except with respect to the beach of confidentiality and obligations of indemnification set out in this Agreement, neither Party shall be liable to the other for indirect, contingent, special, or consequential damages, including but not limited to loss of profit, loss of time, or loss of opportunity.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.	Insurance. Commencing with the supply of Medical Cobalt —60 Sources pursuant to this Agreement, during the term of this Agreement and so long as the Medical Cobalt-60 Sources remain in use, ViewRay shall maintain Comprehensive General Liability Insurance (including product liability) to the extent of at least one million United States dollars (US $1,000,000) per occurrence and ten million United States Dollars in aggregate (US $10,000,000). ViewRay shall cause Best Theratronics to be named as an “additional insured” under ViewRay’s liability insurance policy. ViewRay shall, upon reasonable request, provide to Best Theratronics written evidence of ViewRay’s compliance with the provisions of this Section 9.

10.	Force Majeure. Neither Party shall be liable to the other for failure to perform or delay in performing its obligations under the Agreement by virtue of an occurrence of an event of Force Majeure. In the event of Force Majeure, each party shall promptly notify the other Party and shall exert commercially reasonable efforts to eliminate, cure or overcome such event and to resume performance of its obligations. “Force Majeure” shall mean any occurrence which prevents, delays or interferes with the performance by a Party of any of its obligations hereunder if such event occurs by reason of an act of God, flood, power failure, fire, explosion, casualty, accident, war, revolution, civil commotion acts of public enemies or terrorism, failure of usual suppliers to provide materials, equipment or machinery, interruption of or delay in transportation, strike or labor disruption or other similar cause beyond the reasonable control of the other Party. If such event of Force Majeure prevents performance by a Party under this Agreement for a period in excess of one hundred and eighty (180) days, the other Party may terminate this Agreement upon thirty (30) days written notice, without penalty or liability.

11.	Notices and Requests. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be communicated by certified mail, return receipt requested, or by facsimile, to the Parties hereto at the respective addresses shown below, or at such other address as any such party may designate by notice given to the other Party:

TO: ViewRay Incorporated 2 Thermo Fisher Way Oakwood, OH USA 44146 Attention: Chris A Raanes President & CEO Tel: [***]	TO: Best Theratronics 413 March Road Ottawa, Ontario, CANADA K2K 0E4 Attention: [***] Director, Engineering Tel: [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.	Miscellaneous

12.1 Survival. Sections 2.2-2.5, 4.9, 8, 9, 12.2-12.3, and 13 and those sections which by their nature are to survive, shall survive termination or expiration of this Agreement.

12.2 Assignment. It is mutually agreed that this Agreement shall not be assigned, pledged, mortgaged or otherwise transferred or disposed of by the Parties hereto in whole or in part, without the prior written consent of both Parties, which will not be unreasonably withheld. Provided however, either Party shall be free to assign its rights and delegate its obligations under this Agreement to an Affiliate of such party. In the event of assignment to an Affiliate, the assigning Party and the Affiliate will remain jointly and severally responsible for the obligations.

12.3 Waiver. Neither Party shall be deemed to have waived any of its rights, powers, or remedies under this Agreement, or at law or in equity, unless such waiver is in writing and is executed by it. No delay or omissions by either party in exercising any right, power, or remedy shall operate as a waiver thereof or of any other right, power or remedy. No waiver by either party of any default shall operate as a waiver of any other default or of the same default on another occasion.

12.4 Entire Agreement. This Agreement constitutes the entire agreement among the Parties hereto and supersedes and cancels any prior agreements among the Parties hereto relating to the transactions contemplated hereby or the subject matter herein. This Agreement shall not be modified, except in writing executed by ViewRay and Best Theratronics.

12.5 Headings. The Section and other headings in this Agreement are inserted solely as a matter of convenience and for reference.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.7 Exhibits. All Exhibits attached hereto are incorporated herein by reference.

12.8 Attorneys Fees and Costs. If any litigation is commenced by either party concerning this Agreement, the party which substantially prevails in such litigation will be entitled to a judgment against the other party for the costs of such litigation, including court costs and reasonable attorneys’ fees.

12.9 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

12.10 Time. Each Party will use its best efforts to communicate as necessary with the other Party in a timely manner in connection with this Agreement.

13.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Ontario, Canada without reference to its principles on conflicts of laws. The application of the United Nations Convention for the International Sale of Goods is expressly excluded from this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parites have duly executed this Agreement as of the date first written above.

ViewRay Incorporated

Signature:	/s/ Chris A. Raanes
Name: Chris A. Raanes Title: President & CEO

Best Theratronics Ltd.

Signature:	/s/ Krishnan Suthanthiran
Name: Krishnan Suthanthiran Title: President

Agreement/ViewRay/Draft/

14.	The Best Theratronics Standard Terms and Condition of Sale form part of this agreement and supersedes any other Terms and Conditions.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1

Medical Cobalt-60 Source Prices

Number of Sources	Price per Curie for shipments in
[***]

[***]	[***]

Note: pricing thereafter subject to escalation pursuant to Section 7.

All prices are in [***].

	Price per Curie for shipments in [***]	Price per Curie for shipments in [***]

[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 2

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 3

ViewRay Form of Purchase Order

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 4

Price/Credit for Medical Cobalt-6- Source Removal

During the Term of this Agreement, Best Theratronics will use the following pricing/credit schedule for the removal of Medical Cobalt-60 Sources supplied by Best Theratronics:

a) Please refer to the following table for applicable credits for Medical Cobalt-60 Sources received from ViewRay by Best Theratronics. Credits are only applicable to the future purchase by ViewRay of Medical Cobalt-60 Sources from Best Theratronics pursuant to this Agreement. For the purpose of calculation of the credit, the number of curies of Medical Cobalt-60 received shall be determined as of the date of arrival at Best Theratronics’ facility in Ottawa, Ontario, Canada or other designated site.

b) For Medical Cobalt-60 sources received from ViewRay by Best Theratronics after [***] from the original ship date and with the purchase of a replacement source, ViewRay will be invoiced $[***] per Medical Cobalt-60 Source received.

c) For Medical Cobalt-60 sources received from ViewRay by Best Theratronics after [***] from the original ship date and without the purchase of a replacement source, ViewRay will be invoiced $[***] per Medical Cobalt-60 Source received.

d) Medical Cobalt-60 Sources returned to Best Theratronics beyond the Term of the Agreement will be subject to the [***] issued by Best Theratronics upon request from ViewRay for removal of Medical Cobalt-60 Sources.

All prices/credits are in [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Return Time Frame	Credit Amount Per Curie [***] Per Source
Cobalt-60 sources received after [***] from original date of shipment	[***]
Cobalt-60 sources received after [***] but before [***] from original date of shipment	[***]
Cobalt-60 sources received after [***] but before [***] from original date of shipment	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.